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                                                                EXHIBIT 2.1

                            AMENDMENT NO. 1 TO THE
               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


        THIS AMENDMENT NO. 1 (this "Amendment") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), NECTARINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and CONTOUR MEDICAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY"), is made this 21st day of August, 1997 by and among parent, Merger Sub and the Company.



                                 WITNESSETH:

        WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        SECTION 1. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

        (a) Article VI of the Merger Agreement is hereby amended by adding the following Section 6.10 immediately following Section 6.09 thereof:

        Section 6.10 Consent of Accountants; Work Papers. (a) The Company shall use its best efforts to cause Coopers & Lybrand L.L.P. to consent to the use in the Registration Statement and the Proxy Statement of their report on he consolidated financial statements of the Company appearing in the Company 1996 10-K, provided, however, that the Company shall not be required under this Section 6.10(a) to pay any amounts claimed by Coopers & Lybrand L.L.P. which, in the Company's good faith exercise of its reasonable judgment, are subject valid claims of set-off or other defenses or counterclaims.

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        (b)     The Company shall use its best efforts to cause Coopers &
    Lybrand L.L.P. to make available to Arthur Andersen LLP copies of all materials in Coopers & Lybrand L.L.P.'s possession relating to Coopers & Lybrand L.L.P.'s audit of the Company's financial statements for the year ended June 30, 1997, including all work papers, computer files and other materials prepared by Coopers & Lybrand L.L.P. in connection with such audit; provided, however, that the Company shall not be required under this
    Section 6.10(b) to pay any amounts claimed by Coopers & Lybrand L.L.P. which, in the Company's good faith exercise of its reasonable judgment, are subject to valid claims of set-off or other defenses or counterclaims."

        (b) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(b)    by either parent or the Company, if the Effective Time shall not have occurred on or before November 30, 1997; provided, however, that in the event that the Effective Time has not occurred by such time (i) due to the failure to satisfy the condition specified in Section 8.01(b), and as of such time (A) the condition specified in Section 8.01(a) shall have been satisfied, (B) neither the Company Stockholders' Meeting nor, if applicable, the parent Stockholders' Meeting, shall have been held, and (C) neither Parent nor the Company shall be entitled to terminate this Agreement under any other paragraph of this Section 9.01, then such date shall be extended, without any action on the part of any party hereto, until December 31, 1997; or (ii) solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of parent, until December 31, 1997; and provided, further, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

        SECTION 2.  Representations and Warranties.

        (a) Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transaction contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


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        (b)     Representations and Warranties of Parent and Merger Sub.
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreements as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against the Parent and Merger Sub in accordance with its terms.

        SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

        SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

        SECTION 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.




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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                SUN HEALTHCARE GROUP, INC.

                                By:/s/ Robert D. Woltil
                                   ------------------------------------------
                                   Name:  Robert D. Woltil
                                   Title: Senior Vice President for Financial
                                          Services and Chief Financial Officer




                                NECTARINE ACQUISITION CORPORATION

                                By:/s/ Robert D. Woltil
                                   ------------------------------------------
                                   Name:  Robert D. Woltil
                                   Title: Vice President




                                CONTOUR MEDICAL, INC.

                                By: /s/ Christopher F. Brogdon
                                   ------------------------------------------
                                   Name:  Christopher F. Brogdon
                                   Title: Chairman of the Board